                                                                   EXHIBIT 10.19

                                                                  MLA No. RIE089
                              MASTER LOAN AGREEMENT

      THIS MASTER LOAN AGREEMENT is entered into as of February 23, 2004, between CoBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC., Stockton, California (the "Company").

                                   BACKGROUND

      CoBank and the Company are parties to a Master Loan Agreement dated March 12, 2001, as amended (the "Existing Agreement"). Pursuant to the terms of the Existing Agreement, the panics entered into one or more Supplements thereto. CoBank and the Company now desire to amend and restate the existing Agreement and to apply such new agreement to the existing Supplements, as well as any new Supplements that may be issued thereunder. For that reason and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company hereby agree that the Existing Agreement shall be amended and restated to read as follows:

      SECTION 1. SUPPLEMENTS. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event CoBank and the Company desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this agreement (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in this agreement and in the Supplement relating to the loan. As of the date hereof, the following Supplements are outstanding hereunder and shall be governed by the terms and conditions hereof: (a) the Revolving Credit Supplement dated February 23, 2004, and numbered RIE089S01; and (b) the Revolving Term Loan Supplement dated February 23, 2004 and numbered RIE089T04.

      SECTION 2. AVAILABILITY. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company. Requests for loans must be received no later than 12:00 Noon Company's local time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire and Electronic Transfer Authorization Form, and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request or direction furnished in accordance with the terms thereof.

      SECTION 3. REPAYMENT. The Company's obligation to repay each loan shall be evidenced by the promissory note set forth in the Supplement relating to that loan or by such replacement note as CoBank shall require. CoBank shall maintain a record of all loans, the interest accrued thereon, and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest on the loans. All payments shall be made by wire transfer of immediately available funds, by check, or by automated clearing house or other similar cash handling processes as specified by separate agreement between the Company and CoBank. Wire transfers shall be made to ABA

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Master Loan Agreement RIE089                                               - 2 -

No. 307088754 for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 Noon Company's local time of its intent to pay by wire and funds received after 3:00 p.m. Company's local time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the later of: (a) the day on which CoBank receives immediately available funds; or (b) the next business day after receipt of the check.

      SECTION 4. CAPITALIZATION. The Company agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which the Company shall be obligated to purchase in connection with any loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to that loan is entered into or such loan is renewed or refinanced by CoBank.

      SECTION 5. SECURITY. The Company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents contemplated hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in CoBank. Except for CoBank's lien on the Company's equity in CoBank, the Company's obligations hereunder and under each Supplement shall be unsecured.

      SECTION 6. CONDITIONS PRECEDENT.

            (A) CONDITIONS TO INITIAL SUPPLEMENT. CoBank's obligation to extend credit under the initial Supplement hereto is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

                  (i) THIS AGREEMENT, ETC. A duly executed copy of this agreement and all instruments and documents contemplated hereby.

            (B) CONDITIONS TO EACH SUPPLEMENT. CoBank's obligation to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

                  (i) SUPPLEMENT. A duly executed copy of the Supplement and all instruments and documents contemplated thereby.

                  (ii) EVIDENCE OF AUTHORITY. Such certified board resolutions, certificates of incumbency, and other evidence that CoBank may require that the Supplement, all instruments and documents executed in connection therewith, and, in the case of initial Supplement hereto, this agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed.

                  (iii) FEES AND OTHER CHARGES. All fees and other charges provided for herein or in the Supplement.

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Master Loan Agreement RIE089                                               - 3 -

                  (iv) EVIDENCE OF PERFECTION, ETC. Such evidence as CoBank may require that CoBank has a duly perfected first priority lien on all security for the Company's obligations, and that the Company is in compliance with Section 8(D) hereof.

            (C) CONDITIONS TO EACH LOAN. CoBank's obligation under each Supplement to make any loan to the Company thereunder is subject to the condition that no "Event of Default" (as defined in Section 11 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

      SECTION 7. REPRESENTATIONS AND WARRANTIES.

            (A) THIS AGREEMENT. The Company represents and warrants to CoBank that as of the date of this agreement:

                  (i) COMPLIANCE. The Company and, to the extent contemplated hereunder, each "Subsidiary" (as defined below), is in compliance with all of the terms of this agreement, and no Event of Default or Potential Default exists hereunder.

                  (ii) SUBSIDIARIES. The Company has the following "Subsidiary-(ies)" (as defined below): Diamond Walnut Capital Trust, Diamond of Europe, and Diamond Nut Company of California, Inc. For purposes hereof, a "Subsidiary" shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company.

            (B) EACH SUPPLEMENT. The execution by the Company of each Supplement hereto shall constitute a representation and warranty to CoBank that:

            (i) APPLICATIONS. Each representation and warranty and all information set forth in any application or other documents submitted in connection with, or to induce CoBank to enter into, such Supplement, is correct in all material respects as of the date of the Supplement.

            (ii) CONFLICTING AGREEMENTS, ETC. This agreement, the Supplements, and all security and other instruments and documents relating hereto and thereto (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property may be bound or affected, and do not conflict with any provision of the Company's bylaws, articles of incorporation, or other organizational documents.

            (iii) COMPLIANCE. The Company and, to the extent contemplated hereunder, each Subsidiary, is in compliance with all of the terms of the Loan Documents (including, without limitation, Section 8(A) of this agreement on eligibility to borrow from CoBank).

            (iv) BINDING AGREEMENT. The Loan Documents create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally.

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Master Loan Agreement RIE089                                               - 4 -

      SECTION 8. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to and with respect to Subsections 8(B) through 8(G) and 8(I-I)(vii) hereof, agrees to cause each Subsidiary to:

            (A) ELIGIBILITY. Maintain its status as an entity eligible to borrow from CoBank.

            (B) CORPORATE EXISTENCE, LICENSES, ETC. (i) Preserve and keep in full force and effect its existence and good standing in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business in all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by law, rule, regulation, ordinance, code, order, and the like (collectively, "Laws").

            (C) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection and any patron or member investment program that it may have. In addition, the Company agrees to cause all persons occupying or present on any of its properties, and to cause each Subsidiary to cause all persons occupying or present on any of its properties, to comply in all material respects with all environmental protection Laws.

            (D) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral for the Company's obligations to CoBank shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to CoBank. At CoBank's request, all policies (or such other proof of compliance with this Subsection as may be satisfactory to CoBank) shall be delivered to CoBank.

            (E) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its. business in good working condition, ordinary wear and tear excepted.

            (F) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

            (G) INSPECTION. Permit CoBank or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

            (H)   REPORTS AND NOTICES. Furnish to CoBank:

                  (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries, if any, prepared in accordance with GAAP consistently applied. Such

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Master Loan Agreement RIE089                                               - 5 -

financial statements shall: (a) be audited by independent certified public accountants selected by the Company and acceptable to CoBank; be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank; be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                  (ii) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 45 days after the end of each fiscal quarter of the Company (other than the last quarter in each fiscal year of the Company), a consolidated balance sheet of the Company and its consolidated Subsidiaries, if any, as of the end of such fiscal quarter, a consolidated statement of income for the Company and its consolidated Subsidiaries, if any, for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in. accordance with GAAP consistently applied and if required by written notice from CoBank, certified by an authorized officer or employee of the Company acceptable to CoBank.

                  (iii) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

                  (iv) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Company or any Subsidiary which, if determined adversely to the Company or any such Subsidiary, could have a material adverse effect on the financial condition, properties, profits, or operations of the Company or any such Subsidiary.

                  (v) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company or any Subsidiary to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

                  (vi) BYLAWS AND ARTICLES. Promptly after any change in the Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

                  (vii) COMPLIANCE CERTIFICATE. Together with each set of financial statements furnished to CoBank pursuant to Section 8(H) hereof, a certificate of an officer or employee of the Company acceptable to CoBank setting forth calculations showing compliance with the financial covenants set forth in Section 10 hereof.

                  (viii) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of the Company or any Subsidiary as CoBank may from time to time reasonably request, including but not limited to copies of all pleadings, notices, and communications referred to in Subsections 8(H)(iv) and (v) above.

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Master Loan Agreement RIE089                                               - 6 -

            (I) GUARANTEE AND RELATED DOCUMENTS. The Company agrees that on or before April 15, 2004, it will provide to CoBank the following items: (1) A guarantee of payment from. Diamond Nut Company of California, Inc. in a form and with such content agreeable to CoBank in its sole discretion; and (2) certified board resolutions, evidence of incumbency, and other evidence as CoBank may require that the guarantee and all instruments and documents executed in connection therewith have been duly authorized and executed.

      SECTION 9. NEGATIVE COVENANTS. Unless otherwise weed to in writing by CoBank, while this agreement is in effect the Company will not and, with respect to Subsections 9(B) through 9(G) hereof, will not permit its Subsidiaries to:

            (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to other lenders maturing within one year of the date created, provided that not more than $25,000,000.00 of such debt is outstanding at any time and that the maximum amount of all short-term indebtedness that may be outstanding at any one time to such lenders and to CoBank, may not exceed $75,000,000.00; and (v) debt of the Company to other lenders or finance companies in an aggregate amount not to exceed $ 10,000,000.00.

            (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of CoBank; (ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

            (C) MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or faun or create any new Subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

            (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

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Master Loan Agreement RIE089                                               - 7 -

            (E) LOANS. Lend or advance money, credit, or property to any person or entity, except for: (i) trade credit extended in the ordinary course of business; and (ii) loans or advances by the Company to its Subsidiaries.

            (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

            (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations.

            (H) OPERATING LEASES. Create, incur, assume, or permit to exist any obligation as lessee under operating leases for the rental or hire of any real or personal property except railroad leases and except leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $3,500,000.00.

            (I) PAYMENTS TO MEMBERS. Make, directly or indirectly. any payment (in cash or kind) to any of Its grower members unless, after giving effect thereto, the Company in the exercise of sound business judgment reasonably believes that the Company will be able to make timely payment of all principal, interest or other obligation under the terms of this Agreement and any Supplements hereto.

      SECTION 10. FINANCIAL COVENANTS. Unless otherwise agreed to in writing, while this agreement is in effect:

            (A) WORKING CAPITAL. The Company and its consolidated Subsidiaries will have at the end of each fiscal quarter of the Company an excess of consolidated current assets over consolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than S40,000,000.00.

            (B) NET WORTH. The Company and its consolidated Subsidiaries will have at the end of each fiscal quarter an excess of consolidated total assets over consolidated total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $35,000,000.00. For purposes of calculating net worth under this Subsection 10(B), CoBank and the Company agree that Cumulative Recourse Offered Preferred Securities ("CROPS") will not be deemed liabilities.

            (C) LONG-TERM DEBT TO NET WORTH. The Company and its consolidated Subsidiaries will have a ratio of consolidated long-term debt (less the current portion thereof) to consolidated net worth (both as determined in accordance with GAAP consistently applied) of not more than: (i) .70 to 1 at the end of each fiscal quarter of the Company through the quarters ending July 31, 2005; and (ii) .65 to 1 at the end of each fiscal quarter thereafter. The definition

Master Loan Agreement RIE089                                               - 8 -

of net worth for purposes of the Section 10(C) shall be as modified by the last sentence of Section 10(B) above.

      SECTION 11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this agreement:

            (A) PAYMENT DEFAULT. The Company should fail to make any payment to, or to purchase any equity in, CoBank when due.

            (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Company herein or in any Supplement, application, agreement, certificate, or other document related to or furnished in connection with this agreement or any Supplement, shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

            (C) CERTAIN AFFIRMATIVE COVENANTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with Sections 8(A) through 8(H)(ii), 8(H)(vi), 8(H)(vii), 8(I) or any reporting covenant set forth in any Supplement hereto, and such failure continues for 15 days after written notice thereof shall have been delivered by CoBank to the Company.

            (D) OTHER COVENANTS AND AGREEMENTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with any other covenant or agreement contained herein or in any other Loan Document or shall use the proceeds of any loan for an unauthorized purpose.

            (E) CROSS-DEFAULT. The Company should, after any applicable grace period, breach or be in default under the terms of any other agreement between the Company and CoBank.

            (F) OTHER INDEBTEDNESS. The Company or any Subsidiary should fail to pay when due any material indebtedness to any other person or entity for borrowed money or any long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

            (G) JUDGMENTS. A judgment, decree, or order for the payment of money shall be rendered against the Company or any Subsidiary and either: (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under
Section 9(B) hereof shall have been obtained; or (iii.) such judgment, decree, or order shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

            (H) INSOLVENCY, ETC. The Company or any Subsidiary shall: (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the

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Master Loan Agreement RIE089                                               - 9 -

appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

            (I) MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by CoBank, in the Company's financial condition, results of operation, or ability to perform its obligations hereunder or under any instrument or document contemplated hereby.

            (J) GUARANTEES, ETC. Any guarantee, suretyship, subordination agreement, maintenance agreement, or other agreement furnished in connection with the Company's obligations hereunder and under any Supplement (including the Continuing Guarantee of Diamond Nut Company of California, Inc. dated February
23. 2004) shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, surety or other maker thereof (the "Guarantor"), or the Guarantor shall deny any further liability or obligation thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the Guarantor shall breach or be in default under the terms of any other agreement with CoBank (including any loan agreement or security agreement) or a default set forth in Subsections (F) through (I) hereof shall occur with respect to the Guarantor.

      SECTION 12. REMEDIES. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. For all purposes hereof, the term "Potential Default" means the occurrence of any event which with the passage of time or the giving of notice or both would become an Event of Default. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this agreement, all Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Company. In addition, upon such an acceleration:

            (A) ENFORCEMENT. CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this agreement, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing. CoBank may hold anchor set off and apply against the Company's obligations to CoBank the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due).

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Master Loan Agreement RIE089                                              - 10 -

            (B) APPLICATION OF FUNDS. CoBank may apply all payments received by it to the Company's obligations to CoBank in such order and manner as CoBank may elect in its sole discretion.

In addition to the rights and remedies set forth above: (i) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan; and (ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days.

      SECTION 13. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due and payable, the Company agrees to provide three Business Days' prior written notice for any prepayment of a fixed rate balance and that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a surcharge in an amount equal to the greater of: (i) an amount which would result in CoBank being made whole (on a present value basis) for the actual or imputed funding losses incurred by CoBank as a result thereof; or (ii) $300.00. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, then in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which will be made available to the Company upon request).

      SECTION 14. COMPLETE AGREEMENT, AMENDMENTS. This agreement, all Supplements, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto.

      SECTION 15. OTHER TYPES OF CREDIT. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this agreement, such extensions of credit may be set forth in any Supplement hereto and this agreement shall be applicable thereto.

      SECTION 16. APPLICABLE LAW. Except to the extent governed by applicable federal law, this agreement and each Supplement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

Master Loan Agreement RIE089                                              - 11 -

      SECTION 17. NOTICES. All notices hereunder shall he in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or three days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                       If to the Company, as follows:

For general correspondence purposes:            Diamond Walnut Growers, Inc.
P.O. Box 5110                                   P.O. Box 1727
Denver, Colorado 80217-5110                     Stockton, California 95201-1727

For direct delivery purposes, when desired:
5500 South Quebec Street
Greenwood Village, Colorado 80111-1914

Attention:  Credit Information Services         Attention:  Vice President/CFO
Fax No. (303) 224-6101                          Fax No. (209) 467-6788

      SECTION 18. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained or employed by CoBank) incurred by CoBank and any participants from CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this agreement or any other Loan Document.

      SECTION 19. EFFECTIVENESS AND SEVERABILITY. This agreement shall continue in effect until: (i) all indebtedness and obligations of the Company under this agreement, all Supplements, and all other Loan Documents shall have been paid or satisfied; (ii) CoBank has no commitment to extend credit to or for the account of the Company under any Supplement; and (iii) either party sends written notice to the other terminating this agreement. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

      SECTION 20. SUCCESSORS AND ASSIGNS. This agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this agreement, any Supplement or any other Loan Document without the prior written consent of CoBank.

      SECTION 21. PARTICIPATIONS, ETC. From time to time, CoBank may sell to one or more banks, financial institutions or other lenders a participation in one or more of the loans or other extensions of credit made pursuant to this agreement. However, no such participation shall relieve CoBank of any commitment made to the Company under any Supplement hereto. In connection with the foregoing, CoBank may disclose information concerning the Company and its Subsidiaries to any participant or prospective participant, provided that such participant or

Master Loan Agreement RIE089                                              - 12 -

prospective participant agrees to keep such information confidential. CoBank agrees that all Loans that are made by CoBank and that are retained for its own account and are not included in a sale of participation interest shall be entitled to patronage distributions in accordance with the bylaws of CoBank and its practices and procedures related to patronage distribution. Accordingly, all Loans that are included in a sale of participation interest shall not be entitled to patronage distributions. A sale of participation interest may include certain, voting rights of the participants regarding the loans hereunder (including without limitation the administration, servicing and enforcement thereof). CoBank agrees to give written notification to the Company of any sale of participation interests.

      SECTION 22. FOREIGN EXCHANGE. At the Company's request, CoBank may, but shall not be obligated to, purchase from and sell to the Company foreign currency in such amounts and with such settlement dates (including dates extending beyond the term of the Commitment) as may be agreeable to CoBank in its sole discretion in each instance (a "TX Transaction"). Each FX Transaction shall be evidenced by such documentation as CoBank and the Company may Agree and shall reduce the amount available under the Commitment by 20% of the face amount of the FX Transaction. If on any settlement date, the Company fails to remit sufficient funds to CoBank to meet its obligations, the Company shall be deemed to have requested a loan (in the U.S. dollar equivalent) from CoBank bearing interest at the variable rate option, as of the settlement date, the proceeds of which shall be used to pay such obligations. Such requested loan shall only be made upon approval of CoBank in its sole discretion in each instance. If such loan is not made by CoBank for any reason, the unpaid amount of such obligations (together with any damages incurred by CoBank) shall be and remain immediately due and payable to CoBank and shall bear interest until paid at the variable rate option plus 4% per annum.

      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                                     DIAMOND WALNUT GROWERS, INC.

By: /s/ Teresa L. Fountain                By: /s/ Michael P. Riley
   -----------------------------             -----------------------------------
Title: Assistant Corporate                Title: V.P. CFO
      --------------------------                --------------------------------
       Secretary
      --------------------------

                                                           Amendment No. R1E089A

                                    AMENDMENT

      THIS AMENDMENT is entered into as of November 23, 2004, between COBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC., STOCKTON, CALIFORNIA (the "Company").

                                   BACKGROUND

      CoBank and the Company are parties to a Master Loan Agreement dated February 23, 2004 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Subsection 9(A) of the MLA is hereby amended and restated to read as follows:

      SECTION 9. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not and, with respect to Subsections 9(B) through 9(G) hereof, will not permit its Subsidiaries to:

            (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to other lenders maturing within one year of the date created, provided that not more than $35,000,000.00 of such debt is outstanding at any time and that the maximum amount of all short term indebtedness that may be outstanding at any one time to such lenders and to CoBank, may not exceed $95,000,000.00; and (v) debt of the Company to other lenders or finance companies in an aggregate amount not to exceed $10,000,000.00.

2. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

      IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

                                                DIAMOND WALNUT GROWERS, INC.

                                                By: /s/ Matt Connors
                                                   -----------------------------

                                                Title: V.P. Finance / Controller
                                                      --------------------------

                              CONTINUING GUARANTEE

      1. ABSOLUTE GUARANTEE. For valuable consideration and to induce CoBank, ACB ("CoBank") to extend a loan or loans to DIAMOND WALNUT GROWERS, INC. ("Borrower"), of which the undersigned, DIAMOND NUT COMPANY OF CALIFORNIA, INC. ("Guarantor") is a wholly-owned subsidiary, the Guarantor unconditionally and absolutely guarantees and promises to pay to CoBank, or order, on demand, in lawful money of the United States, any and all Indebtedness of Borrower to CoBank. The word "Indebtedness" is used herein in its more comprehensive sense, and includes any and all advances, debts, obligations and liabilities of Borrower, including but not limited to all principal, interest, fees, expenses and stock subscription charges, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter become barred by any statute of limitation, or whether such Indebtedness may be or hereafter become otherwise unenforceable.

      2. CONTINUING GUARANTEE. No termination by Guarantor shall be effective except by notice sent to CoBank by registered mail naming a termination date effective not less than ninety (90) days after the receipt of such notice by CoBank. No such termination shall affect (i) any Indebtedness of Borrower incurred prior to the effective date of termination or (ii) any Indebtedness for interest, fees, expenses and/or stock subscription charges incurred after termination related to any Indebtedness outstanding on the effective date of termination.

      3. GUARANTEE OF PAYMENT. This continuing guarantee is a guarantee of payment and not of collection. The obligations hereunder are joint and several, and independent upon the Indebtedness of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; and Guarantor waives the benefit of any statutes of limitations affecting its liability hereunder or the enforcement thereof.

      4. AUTHORITIES OF COBANK. Guarantor authorizes CoBank, without notice or demand and without affecting liability hereunder, from time to time, to (a) grant additional credit to Borrower, and renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and held security for the payment of this Guarantee or the Indebtedness guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as CoBank in its discretion may determine; and (d) release or substitute any one or more endorsers or guarantors of the Indebtedness.

      5. WAIVERS. Guarantor waives any right to require CoBank, as a condition to proceeding against Guarantor, to (a) proceed against Borrower or any other person; (b) proceed against or exhaust any security held from Borrower or Guarantor; or (c) pursue any other remedy in CoBank's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense or counter-claim that the Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction, and usury or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives the pleading or assertion of any defense based on the failure of CoBank to keep Guarantor informed of the financial and business status of Borrower, it being expressly acknowledged by Guarantor that it is Guarantor's responsibility to keep so informed. Until all Indebtedness of Borrower to CoBank shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which CoBank now has, or may hereafter have against Borrower, and waives any benefit of and any right to participate in any security now or hereafter held by CoBank. Guarantor waives all setoffs and counterclaims, and all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of sale of foreclosure of any security for the payment of the Indebtedness, and notices of acceptance of this Guarantee and of the existence, creation, or incurring or new or additional Indebtedness.

GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH IN TIES AGREEMENT IS MADE WITH GUARANTOR'S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT PERMITTED BY LAW OR PUBLIC POLICY.

      6. LIEN; RIGHT OF SETOFF. In addition to all liens upon, and all rights of setoff against the monies, securities or other property of Guarantor given to CoBank by law or by contract, CoBank shall have a lien upon and a right to setoff against all monies securities and other property of Guarantor now or hereafter in the possession of or on deposit with CoBank, whether held in a general or special account of deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of CoBank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by CoBank.

      7. NO WAIVER. No exercise or nonexercise of any right hereby given CoBank, no dealing by CoBank with Borrower or any other Guarantor, no change, impairment, or suspension of any of CoBank's rights or remedies, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against CoBank. The Guarantor represents to CoBank that he is now and will be completely familiar with the business, operation, and condition of Borrower, and Guarantor waives any right to require CoBank to notify Guarantor of any facts concerning Borrower, unknown to Guarantor, material or otherwise, which might affect the relationship of CoBank, Guarantor, and Borrower, or which might cause Guarantor to give CoBank notice of termination of this Guarantee as herein provided.

      8. SUBORDINATION. Any Indebtedness of Borrower to Guarantor now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to CoBank; and such Indebtedness of Borrower to Guarantor, if CoBank so requests, shall be collected, enforced and received by Guarantor as trustee for CoBank and be paid over to CoBank on account of the

Indebtedness of Borrower to CoBank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

      9. CORPORATE AUTHORITY. Although Borrower is a corporation, it is not necessary for CoBank to inquire into the powers of Borrower, or the officers, directors, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      10. ATTORNEYS' FEES. Guarantor agrees to pay the attorneys' fees of CoBank and all other costs and expenses which may be incurred by CoBank in the enforcement of this Guarantee. This Guarantee shall be interpreted and enforced in accordance with the laws of the State of Colorado.

      11. REMEDIES CUMULATIVE. CoBank's rights under this Guarantee are cumulative and not alternative, and shall not be exhausted by CoBank's exercise of any one or more rights hereunder, or otherwise, or by any number of successive actions, unless and until all obligations of Borrower and Guarantor have been paid or performed. The liability under this Guarantee shall continue notwithstanding the incapacity or disability of Guarantor, and its benefits shall inure to CoBank's successors and assigns. CoBank may assign this Guarantee, in whole or in part, without notice to Guarantor. Guarantor waives all exemptions and all setoffs and counterclaims. Only to the extent that this Guarantee is inconsistent with any prior guarantee given by Guarantor to CoBank, or contains additional provisions, does this Guarantee supersede such prior guarantees; otherwise, such prior guarantees remain in full force and effect.

      12. REINSTATEMENT OF PAYMENT. If any payment received by CoBank and applied to the Indebtedness is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower), the Indebtedness to which such payment was applied shall for the purposes of this continuing guarantee be deemed to have continued in existence, and this continuing guarantee shall be enforceable as to such Indebtedness as fully as if such applications had never been made.

      13. INDEMNIFICATION. Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against Borrower or any other person directly or contingently liable for the Indebtedness guaranteed hereunder, or against or with respect to Borrower's property, including without limitation, any property securing its Indebtedness to CoBank, arising from the existence or performance of this Guarantee. In furtherance, and not in limitation, of the preceding waiver, Guarantor agrees that any payment to CoBank by guarantor pursuant to this Guarantee shall be deemed to be a contribution to the capital of Borrower or other obligated party and such payment shall not cause Guarantor to be a creditor of Borrower or any other obligated party. In addition to, and not in substitution for, any other rights granted to CoBank by this Guarantee, including but not limited to any rights set forth in Paragraph 11 above, in the event that a bankruptcy court determines that any monies paid by Borrower to CoBank are avoidable preferences because they were made for the benefit of Guarantor, then Guarantor shall indemnify and hold CoBank harmless from any losses, including, but not limited to all costs and expenses, including reasonable attorneys' fees, which CoBank may incur as a result of such determination.

      14. RIGHT OF FORECLOSURE. The Guarantor agrees that if all or a portion of the Indebtedness is, at any time, secured by a deed of trust or mortgage covering interests in real property, CoBank, in its sole discretion, without notice or demand, and without affecting the liability of the Guarantor, may foreclose the deed of trust or mortgage, and the interest in real property, secured thereby by nonjudicial sale; and the Guarantor hereby waives any defense to the recovery by CoBank against the Guarantor of any deficiency after a nonjudicial sale, and the undersigned expressly waive any defense or benefit that may be derived from California Code of Civil Procedure Section 580a or 580d, or similar statute in another jurisdiction.

      15. AMENDMENT. Neither this Agreement, nor any provision hereof, may be amended, modified, waived, or discharged except by an instrument in writing duly signed by, or on behalf of, CoBank.

      16. SEVERABILITY. In case any right of CoBank herein shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other right granted hereby.

      17. GUARANTOR'S REPRESENTATIONS. Guarantor represents and warrants that:
(a) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guarantee; (b) the Guarantor has not and will not, without CoBank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of any of the Guarantor's assets, or any interest therein, other than in the ordinary course of business; (c) CoBank has made no representation to the Guarantor as to the creditworthiness of the Borrower; (d) the Guarantor will provide to CoBank financial and credit information in form acceptable to CoBank, including balance sheets and income statements no less frequently than annually, as soon as they become available, not later than 120 days after each fiscal year end or at such other times as CoBank may request.

      IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantee this 13th day of April, 2004.

                                    DIAMOND NUT COMPANY OF
                                    CALIFORNIA, INC.

                                    By: /s/  Michael J. Mendes
                                       __________________________
                                           Michael J. Mendes

                                    Title: President/CEO

                                    By: /s/ Michael P. Riley
                                       __________________________
                                           Michael P. Riley

                                    Title: Vice President/CFO

             CORPORATE RESOLUTION AUTHORIZING EXECUTION OF GUARANTEE

Whereas, CoBank, ACB ("CoBank") is unwilling to extend certain financial accommodations to DIAMOND WALNUT GROWERS, INC., a California corporation ("Borrower"), unless such obligations be guaranteed in whole or part by this corporation; and

Whereas, it is of a business benefit to this corporation that the said financial accommodations be extended and the required Guarantee be executed, in that this corporation is a wholly-owned subsidiary;

Now, therefore, be it resolved that this corporation guarantee any and all indebtedness of DIAMOND WALNUT GROWERS, INC., a corporation, to CoBank which indebtedness may be from time to time outstanding, and that the officers of this corporation, be and each of them is hereby, jointly and severally authorized and empowered to execute the said Guarantee, said Guarantee to be in such form as may be agreed upon by said officers of this corporation and CoBank, and the signature of said officer of this corporation to said Guarantee shall evidence such agreement.

Resolved further that the said bank is authorized to act upon this resolution until written notice of its revocation is delivered to said bank, and. that the authority hereby granted shall apply with equal force and effect to the successor in office of the officer named herein.

I, Samuel J. Keiper, Secretary of DIAMOND NUT COMPANY OF CALIFORNIA, INC., a corporation incorporated under the laws of the State of California, do hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of said corporation, duly and regularly passed and adopted at a meeting of the Board of Directors of said corporation which was duly and regularly called and held in all respects as required by law, and by the bylaws of said corporation., at the office thereof on the 14th day of March, 2004, at which meeting a majority of the Board of Directors of said corporation was present and voted in favor of said resolution.

I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signature appearing below is the signature of the officer authorized to sign for this corporation by virtue of said resolution.

IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary and affixed the corporate seal of said corporation this 13th day of April, 2004.

                                    DIAMOND NUT COMPANY OF
                                    CALIFORNIA, INC.

                                    By: /s/ Samuel J. Keiper
                                        _______________________________________
                                    Title: []Secretary or []Assistant Secretary
AUTHORIZED SIGNATURES:

  /s/ Michael J. Mendes
_____________________________
Michael J. Mendes
Title: President/CEO

   /s/ Michael P. Riley
_____________________________
Michael P. Riley
Title: Vice President/CEO

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                          DIAMOND WALNUT GROWERS, INC.
                              STOCKTON, CALIFORNIA

      WHEREAS, the above named borrower ("Borrower"), under its articles of incorporation, bylaws, or other organizational documents has full power and authority to borrow money and to secure the same with its own property and property delivered to it for marketing or otherwise; and

      WHEREAS, all prerequisite acts and proceedings preliminary to the adoption of this Resolution have been taken and done in due and proper form, time and manner.

NOW, THEREFORE, BE IT RESOLVED, that each of the following officers or positions (line out any not to be authorized under this Resolution) President, Vice President, Chairman, Vice Chairman, Treasurer, Chief Financial Officer, Secretary, Secretary Treasurer, General Manager, Manager and any others to be authorized under this Resolution (insert titles only) Controller ("Officers") of the Borrower are jointly and severally authorized and empowered to obtain for and on behalf of the Borrower from time to time, from CoBank, ACB ("CoBank"), a loan or loans or other financial accommodations (including, without limitation, letters of credit, note purchase agreements and bankers acceptances) (collectively, a "Loan") under this Resolution; and for such purposes: (1) to execute such application or applications (including exhibits, amendments and/or supplements thereto) as may be required for all borrowings; (2) to obligate the Borrower to pay such rate or rates of interest as the Officers so acting shall deem proper, and in connection therewith to purchase such interest rate risk management products as may be offered from time to time by CoBank; (3) to obligate the Borrower to such other terms and conditions as the Officers so acting shall deem proper; (4) to obligate the Borrower to make such investments in CoBank as required by CoBank; (5) to execute and deliver to CoBank or its nominee all such written loan agreements, documents and instruments as may be required by CoBank in regard to or as evidence of any Loan made pursuant to the terms of this Resolution; (6) to pledge, grant a. security interest or lien in, or assign property of the Borrower or property of others an which it is entitled to borrow, of any kind and in any amount as security for any or all obligations (past, present and/or future) of the Borrower to CoBank; (7) from time to time extend, amend, renew or refinance any such Loan; (8) to reborrow from time to time, subject to the provisions of this Resolution, all or any part of the amounts repaid to CoBank on any Loan made pursuant hereto (whether for the same or a different purpose); (9) to execute and deliver to CoBank an Electronic Commerce Master Service Agreement, a separate Service Agreement for each different service requested by the Borrower, and such other agreements, addenda, documents or instruments as may be required by CoBank in the event that the Borrower elects to use CoBank's electronic banking system (the "System"); (10) to execute and deliver to CoBank any agreements, addenda, authorization forms and other documents or instruments as may be required by CoBank in the event that the Borrower elects to use any services or products related to the Loan that are offered by CoBank now or in the future, including without limitation an automated clearing house (ACH) service (11) to direct and delegate to designated employees of the Borrower the authority to direct, by written or telephonic instructions or electronically, if the Borrower has agreed to use the System for such purpose, the disposition of the proceeds of any Loan authorized herein or any property of the Borrower at any time held by CoBank; and (12) to delegate to designated employees of the Borrower the authority to request by telephonic or written means or electronicallty, if the Borrower has agreed to use the System for such purpose, loan advances and/or other financial accommodations, and in connection therewith, to fix rates and agree to pay fees. In the absence of any direction or delegation authorized in (11) or (12) above, all existing directions and/or delegations shall remain in full force and effect and shall be applicable to any Loan authorized herein.

      RESOLVED FURTHER, That each of the Officers are hereby jointly and severally authorized to: (1) establish a Cash Investment Services Account at CoBank (2) make such investments therein as any Officer shall deem proper; (3) direct by written or telephonic instructions or electronically, if the Borrower has agreed to use the System for such purposes, the disposition of the proceeds therein; (4) delegate to designated employees of the Company the authority set forth in (2) and (3) above; and (5) execute and deliver all documents and agreements necessary to catty out this authority.

      RESOLVED FURTHER, That each of the Officers are hereby jointly and severally authorized and directed to do and/or cause to be done, from time to time, all things which may be necessary and/or proper for the carrying out of the terms of these Resolutions.

      RESOLVED FURTHER, That all prior acts by the Officers or other employees or agents of the Borrower to accomplish the purposes of these Resolutions are hereby approved and ratified.

      RESOLVED FURTHER, That any Officer of the Borrower is hereby authorized and directed to cast the ballot of the Borrower in any and all proceedings in which the Borrower is entitled to vote for the selection of a member of CoBank's board of directors or for any other propose.

      RESOLVED FURTHER, That these Resolutions shall remain in full force and effect until a certified copy of a duly adopted resolution effecting a revocation or amendment, as the case may be, shall have bean received by CoBank. The authority hereby granted shall apply with equal farce and effect to the successors in office of the Officers herein named.

      RESOLVED FURTHER, That effective on the date when the Loan under these Resolutions becomes available, the following listed Resolutions are hereby revoked:

                             ALL PRIOR RESOLUTIONS

No such revocation shall affect the validity of any satire or action, made or taken in reliance on such resolution(s) prior to the effective date of revocation.

      RESOLVED FURTHER, That the Secretary or any Assistant Secretary of the Borrower is hereby authorized and directed to certify to CoBank a copy of these Resolutions, the names and specimen signatures of the present Officers above referred to, and if and when any change is made in the personnel of any said Officers, the fact of such change and the name and specimen signatures of the new Officers. CoBank shall be entitled to rely on any such certification until a new certification is actually received by CoBank.

                                   CERTIFICATE

The undersigned, a Secretary or Assistant Secretary of the Borrower, hereby, certifies that the Board of Directors, at a meeting duly called, noticed, convened and held on the 24th day of November, 2004, at which a quorum was present, did adopt the foregoing resolutions and that said resolutions have not been revoked or amended in any way.

Dated this 24th day of November, 2004

                             By: /s/ Samuel J. Keiper
                                 ------------------------------------------

                             Title: Secretary
                                    ---------------------------------------
                                    [X] Secretary or [] Assistant Secretary

                                                              Loan No. RIE089T04

                         REVOLVING TERM LOAN SUPPLEMENT

      THIS SUPPLEMENT to the Master Loan Agreement dated February 23, 2004 (the "MLA"), is entered into as of February 23, 2004, between COBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC., STOCKTON, CALIFORNIA (the "Company"), and amends and restates the Supplement dated December 10, 2003, and numbered E089T04A.

      SECTION 1. THE REVOLVING TERM LOAN COMMITMENT. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $20,000,000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

      SECTION 2. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Company.

      SECTION 3. TERM. The term of the Commitment shall be from the date hereof, up to and including November 10, 2008, or such later date as CoBank may, in its sole discretion, authorize in writing.

      SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

            (A) COBANK BASE RATE. At a rate per annum equal at all times to the rate of interest established by CoBank from time to time as its "CoBank Base Rate", which Rate is intended by CoBank to be a reference rate and not its lowest rate. The CoBank Base Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company of any such change.

            (B) QUOTED RATE. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 5.

            (C) LIBOR. At a fixed rate per annum equal to "LIBOR" (as hereinafter defined), plus the Performance Pricing Adjustments, if any, set forth in Section 4(D) below. Under this option: (1) rates maybe fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, 6, 9 or 12 months, as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be 5; and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on "Eurocurrency

Revolving Term Loan Supplement RIE089T04                                    -2-

Liabilities" (as hereinafter defined) for banks subject to "FRB Regulation D" (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9 or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) "Eurocurrency Liabilities" shall have meaning as set forth in "FRB Regulation D"; and (e) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

            (D) PERFORMANCE PRICING ADJUSTMENTS. The interest rate spread parameters set forth in Subsection (C) above shall be either increased or decreased in accordance with the following schedule:

               PERFORMANCE PRICING GUIDELINES
               ------------------------------
LONG TERM DEBT TO NET WORTH    LIBOR SPREAD (IN BASIS POINTS)
---------------------------    ------------------------------
          < 67.5%                            80
     > or = 67.5%                            95

The applicable interest rate adjustment shall: (i) be considered as of each fiscal quarter end based on interim financial information provided by the Company within 45 working days of quarter end; (ii) become effective as of the first day of the month following receipt of such information by CoBank, and
(iii) shall be effective on a prospective basis only and shall not affect existing fixed rate pricing. (The term Long Term Debt to Net Worth is defined in Section 10(C) of the MLA.)

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by CoBank not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the ease of LIBOR rate loans, all such elections must be confirmed in writing upon CoBank's request Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360

Revolving Term Loan Supplement RIE089T04                                    -3-

days and shall be payable quarterly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at CoBank's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

      SECTION 5. PROMISSORY NOTE. The Company promises to repay the loans that are outstanding at the time the Commitment expires on November 10, 2008. If any installment due date is not a day on which CoBank is open for business, then such payment shall be made on the next day on which CoBank is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does nor constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

      SECTION 6. PREPAYMENT. Subject to the broken funding surcharge provision of the MLA, the Company may on one Business Day's prior written notice prepay all or any portion of the loan(s). During the term of the Commitment, prepayments shall be applied to such balances, fixed or variable, as the Company shall specify. After the expiration of the term of the Commitment, prepayments shall, unless CoBank otherwise agrees, be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as CoBank shall specify.

      SECTION 7. COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 3/20 of 1% per annum (calculated on a 360 day basis), payable quarterly in arrears by the 20th day following each calendar quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

      SECTION 8. LETTERS OF CREDIT. If agreeable to CoBank in its sole discretion in each instance, in addition to loans, the Company may utilize up to $2,500,000.00 of the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after receipt of a duly completed and executed copy of CoBank's then current form of application or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed an advance under the Commitment. Each letter of credit must be in form and content acceptable to CoBank and must expire no later than the maturity date of the loans. The fee for issuing each letter of credit shall be .75 percent of the face amount of each letter of credit.

Revolving Term Loan Supplement RIE089T04                                    -4-

      IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                              DIAMOND WALNUT GROWERS, INC.

By: /s/ Teresa L. Fountain                   /s/ Michael P. Riley
    ________________________________     By: __________________________


Title: Assistant Corporate Secretary             V.P. - CFO
       _____________________________      Title: _______________________

                                                              Loan No. RIE089S01

                           REVOLVING CREDIT SUPPLEMENT

      THIS SUPPLEMENT to the Master Loan Agreement dated February 23, 2004 (the "MLA"), is entered into as of February 23, 2004, between COBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC., STOCKTON, CALIFORNIA (the "Company"), and amends and restates the Supplement dated December 10, 2003, and numbered EO89SOI I.

      SECTION 1. THE REVOLVING CREDIT FACILITY. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $50,000.000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

      SECTION 2. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Company.

      SECTION 3. TERM. The term of the Commitment shall be from the date hereof, up to and including March 1, 2005, or such later date as CoBank may, in its sole discretion, authorize in writing.

      SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

            (A) OVERNIGHT VARIABLE RATE. At a daily rate equal at all times to LIBOR (as hereinafter defined) plus 3/4 of I% per annum, Under this option "LIBOR" shall mean the rate indicated by Telerate (rounded upward to the nearest thousandth) as having been quoted by the British Bankers Association at 1.1:00 a.m. London time each day for the offering of U.S. dollar deposits in the London interbank market for a period of one week. This interest rate option shall be available until CoBank shall give written notification to the Company that this provision is either (i) cancelled or (ii) suspended for a period of time specified in such notification.

            (B) QUOTED RATE. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 10.

            (C) LIBOR. At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus 3/4 of 1%. Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, or 6 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be 10; and (4) rates may only be fixed on a "Banking Day" (as hereinafter

Revolving Credit Supplement RIE089S01                                       -2-

defined) on 3 Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on "Eurocurrency Liabilities" (as hereinafter defined) for banks subject to "FRB Regulation D" (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in. the next calendar month or the month that is 2, 3, or 6 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) "Eurocurrency Liabilities" shall have meaning as set forth in "FRB Regulation D"; and (e) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by CoBank not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon CoBank's request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and. shall be payable quarterly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the
Company: provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at CoBank's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

      SECTION 5. PROMISSORY NOTE. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

Revolving Credit Supplement RIE089S01                                       -3-

      SECTION 6. COMMITMENT Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/8 of 1% per annum (calculated on a 360 day basis), payable quarterly in arrears by the 20th day following each calendar quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

      IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                       DIAMOND WALNUT GROWERS, INC.

By: /s/ Teresa L. Fountain                   /s/ Michael P. Riley
    ________________________________     By: __________________________


Title: Assistant Corporate Secretary             V.P. - CFO
       _____________________________      Title: _______________________

                                                             Loan No. RIE089S01A

                           REVOLVING CREDIT SUPPLEMENT

      THIS SUPPLEMENT to the Master Loan Agreement dated February 23, 2004, as amended (the "MLA"), is entered into as of November 23, 2004, between COBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC., STOCKTON, CALIFORNIA (the "Company"), and amends and restates the Supplement dated February 23, 2004, and numbered RIE089S01.

      SECTION 1. THE REVOLVING CREDIT FACILITY. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed $57,500,000.00 at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay and reborrow.

      SECTION 2. PURPOSE. The purpose of the Commitment is to finance the operating needs of the Company.

      SECTION 3. TERM. The term of the Commitment shall be from the date hereof, up to and including March 1, 2005, or such later date as CoBank may, in its sole discretion, authorize in writing.

      SECTION 4. INTEREST. The Company agrees to pay interest on the unpaid balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

            (A) OVERNIGHT VARIABLE RATE. At a daily rate equal at all times to LIBOR (as hereinafter defined) plus 3/4 of 1% per annum. Under this option "LIBOR" shall mean the rate indicated by Telerate (rounded upward to the nearest thousandth) as having been quoted by the British Bankers Association at 11:00 a.m. London time each day for the offering of U.S. dollar deposits in the London interbank market for a period of one week. This interest rate option shall be available until CoBank shall give written notification to the Company that this provision is either (i) cancelled or (ii) suspended for a period of time specified in such notification.

            (B) QUOTED RATE. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 10.

            (C) LIBOR At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus 3/4 of 1%. Under this option: (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 2, 3, or 6 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in

Revolving Credit Supplement RIE089S01A                                      -2-

place at any one time shall be 10; and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days' prior written notice. For purposes hereof: (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on "Eurocurrency Liabilities" (as hereinafter defined) for banks subject to "FRB Regulation D" (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA's official website; (b) "Banking Day" shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, or 6 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) "Eurocurrency Liabilities" shall have meaning as set forth in "FRB Regulation D"; and (e) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CPR Part 204, as amended.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by CoBank not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon CoBank's request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable quarterly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at CoBank's option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

      SECTION 5. PROMISSORY NOTE. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

Revolving Credit Supplement RIE089S01A                                      -3-

      SECTION 6. COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 1/8 of 1% per annum (calculated on a 360 day basis), payable quarterly in arrears by the 20th day following each calendar quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

      IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                       DIAMOND WALNUT GROWERS, INC.

By:                               By: /s/ Matt Connors
    __________________________        _________________________

Title:                            Title: VP Finance-Controller
       _______________________           ______________________

                                                                 MLA No. RIE089C

                              MASTER LOAN AGREEMENT

      THIS MASTER LOAN AGREEMENT is entered into as of March 21, 2005, between COBANK, ACB ("CoBank") and DIAMOND WALNUT GROWERS, INC. STOCKTON, CALIFORNIA (the "Company"), and amends and restates that Master Loan Agreement dated February 23, 2004.

                                   BACKGROUND

      CoBank and the Company are parties to a Master Loan Agreement dated February 23, 2004 (as amended, the "Existing Agreement"). Pursuant to the terms of the Existing Agreement, the parties entered into one or more Supplements thereto. CoBank and the Company now desire to amend and restate the Existing Agreement and to apply such new agreement to the existing Supplements, as well as any new Supplements that may be issued thereunder. For that reason and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company hereby agree that the Existing Agreement stall be amended and restated to read as follows:

      SECTION 1. SUPPLEMENTS. In the event the Company desires to borrow from CoBank and CoBank is willing to lend to the Company, or in the event CoBank and the Company desire to consolidate any existing loans hereunder, the parties will enter into a Supplement to this agreement (a "Supplement"). Each Supplement will set forth the amount of the loan, the purpose of the loan, the interest rate or rate options applicable to that loan, the repayment terms of the loan, and any other terms and conditions applicable to that particular loan. Each loan will be governed by the terms and conditions contained in this agreement and in the Supplement relating to the loan. As of the date hereof, the following Supplements are outstanding hereunder and shall be governed by the terms and conditions hereof: (a) the Revolving Credit Supplement dated November 23, 2004, and numbered RIE089S0IA; and (b) the Revolving Term Loan Supplement dated February 23, 2004 and numbered RIE089T04.

      SECTION 2. AVAILABILITY. Loans will be made available on any day on which CoBank and the Federal Reserve Banks are open for business upon the telephonic or written request of the Company. Request for loans must be received no later than 12:00 Noon Company's local time on the date the loan is desired. Loans will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized by the Company. The Company shall furnish to CoBank a duly completed and executed copy of a CoBank Delegation and Wire and Electronic Transfer Authorization Form, and CoBank shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request of direction furnished in accordance with the terms thereof.

      SECTION 3. REPAYMENT. The Company's obligation to repay each loan shall be evidenced by the promissory note set forth in the Supplement relating to that loan or by such replacement note as CoBank shall require. CoBank shall maintain a record of all loans, the interest accrued thereon and all payments made with respect thereto, and such record shall, absent proof of manifest error, be conclusive evidence of the outstanding principal and interest

Master Loan Agreement No. RIE089C                                            -2-


on the loans. All payments shall be made by wire transfer of immediately available funds, by check, or by automated clearing house or other similar cash handling processes as specified by separate agreement between the Company and CoBank. Wire transfers shall be made for advice to and credit of CoBank (or to such other account as CoBank may direct by notice). The Company shall give CoBank telephonic notice no later than 12:00 Noon Company's local time of its intent to pay by wire and funds received after 3:00 p.m. Company's local time shall be credited on the next business day. Checks shall be mailed to CoBank, Department 167, Denver, Colorado 80291-0167 (or to such other place as CoBank may direct by notice). Credit for payment by check will not be given until the later of (a) the day on which CoBank receives immediately available fiords; or
(b) the next business day crane receipt of the check.

      SECTION 4. CAPITALIZATION. The Company agrees to purchase such equity in CoBank as Citibank may from time to time require in accordance with its Bylaws. However, the maximum amount of equity which the Company shall be obligated to purchase in connection with any loan Inv may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to that loan is entered into or such loan is renewed or refinanced by CoBank.

      SECTION 5. SECURITY. The Company's obligations under this agreement, all Supplements (whenever executed), and all instruments and documents hereby or thereby, shall be secured by a statutory first lien on all equity which the Company may now own or hereafter acquire in CoBank. Except for CoBank's lien on the Company's equity in CoBank, the Company's obligations hereunder and under each Supplement shall be unsecured.

      SECTION 6. CONDITIONS PRECEDENT.

            (A) CONDITIONS TO INITIAL SUPPLEMENT. CoBank's obligation to extend credit under the initial Supplement hereto in subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

                  (i) THIS AGREEMENT, ETC. A duly executed copy of this agreement and all instruments and documents contemplated hereby.

            (B) CONDITIONS TO EACH SUPPLEMENT. CoBank's obligations to extend credit under each Supplement, including the initial Supplement, is subject to the conditions precedent that CoBank receive, in form and content satisfactory to CoBank, each of the following:

                  (i) SUPPLEMENT. A duly executed copy of the Supplement and all instruments and documents contemplated thereby.

                  (ii) EVIDENCE OF AUTHORITY. Such certified board resolutions, certificates of incumbency, and other evidence that CoBank may require that the Supplement, all instruments and documents executed in connection therewith, and, in the case of initial Supplement hereto, this agreement and all instruments and documents executed in connection herewith, have been duly authorized and executed.

Master Loan Agreement No. RIE089C                                            -3-


                  (iii) FEES AND OTHER CHARGES. All fees and other charges provided for herein or in the Supplement

                  (iv) EVIDENCE OF PERFECTION, ETC. Such evidence as CoBank may require that CoBank has a duly perfected first priority lien on all security for the Company's obligations, and that the Company is in compliance with Section 8(D) hereof.

            (C) CONDITIONS IN EACH LOAN. CoBank's obligation under each Supplement to make any loan to the Company thereunder is subject to the condition that no "Event of Default" (as defined in Section 11 hereof) or event which with the giving of notice and/or the passage of time would become an Event of Default hereunder (a "Potential Default"), shall have occurred and be continuing.

      SECTION 7. REPRESENTATIONS AND WARRANTIES.

            (A) THIS AGREEMENT. The Company represents and warrants to CoBank that as of the date of this agreement:

                  (i) COMPLIANCE. The Company and, to the extent contemplated hereunder, each "Subsidiary" (as defined below), is in compliance with all of the teams of this agreement, and no Event of Default or Potential Default exists hereunder.

                  (ii) SUBSIDIARIES. The Company has the following "Subsidiary(ies")" (as defined below):-Diamond Walnut Capital Trust, Diamond of Europe GmbH, Diamond Nut Company of California, Inc., and Diamond Foods, Inc. For purposes hereof, a "Subsidiary" shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company.

            (B) EACH SUPPLEMENT. The execution by the Company of each Supplement hereto shall constitute a representation and warranty to CoBank that:

                  (i) APPLICATIONS. Each representation and warranty and all information set forth in any application or other document submitted in connection with, or to induce CoBank to enter into, such Supplement is correct in all material respects as of the date of the Supplement.

                  (ii) CONFLICTING AGREEMENTS, ETC. This agreement, the Supplements, and all security and other instruments and documents relating hereto and thereto (collectively, at any time, the "Loan Documents"), do not conflict with, or require the consent of any party to, any other agreement to which the Company is a party or by which it or its property maybe bound or affected, and do not conflict with any provision of the Company's bylaws, articles of incorporation, or other organizational documents.

                  (iii) COMPLIANCE. The Company and, to the extent contemplated hereunder each Subsidiary, is in compliance with all of the terms of the Loan Documents (including, without limitation, Section 8(A) of this agreement on eligibility to borrow from CoBank).

Master Loan Agreement No. RIE089C                                            -4-


                  (iv) BINDING AGREEMENT. The Loan Documents create legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors rights generally.

      SECTION 8. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to and with respect to Subsections 8(B) through 8(G) and 8(H)(vii) hereof, agrees to cause each Subsidiary to:

            (A) [RESERVED]

            (B) CORPORATE EXISTENCE, LICENSES, ETC. (i) Preserve and keep in full force and effect its existence and goad standing in the jurisdiction of its incorporation or formation; (ii) qualify and remain qualified to transact business is all jurisdictions where such qualification is required; and (iii) obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which arc material to the conduct of its business or required by law, rule, regulation, ordinance, code, order, and the like (collectively, "Laws").

            (C) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection and any patron or member investment program that it may have. In addition, the Company agrees to cause all persons occupying or present on any of its properties, and to cause each Subsidiary to cause all persons occupying or present on any of its properties, to comply in all material respects with all environmental protection Laws.

            (D) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risk as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increase in the type or amount of coverage as CoBank may request. All such policies insuring any collateral for the Company's obligations to CoBank shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to CoBank. At CoBank's request, all policies (or such other proof of compliance with this Subsection as may be satisfactory to CoBank) shall be delivered to CoBank.

            (E) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

            (F) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

            (G) INSPECTION. Permit CoBank, or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

Master Loan Agreement No. RIE089C                                            -5-


            (H) REPORTS AND NOTICES. Furnish to CoBank:

                  (i) ABOUT FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries, if any, prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by independent certified public accountants selected by the Company and acceptable to CoBank, (b) be accompanied by a report of such accountants containing an opinion thereon acceptable to CoBank (c) be prepared in reasonable detail and in comparative form, and (d) include a balance sheet, a statement of operations, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating therein.

                  (ii) INTERIM FINANCIAL STATEMENTS. As soon as available, but in no event more than 45 days after the end of each fiscal quarter of the Company (other than the last quarter in each fiscal year of the Company), a consolidated balance sheet of the Company and its consolidated Subsidiaries, if any, as of the end of such fiscal quarter, a consolidated statement of operations for the Company and its consolidated Subsidiaries, if any, for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from CoBank, certified by an authorized officer or employee of the Company acceptable to CoBank.

                  (iii) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the occurrence of an Event of Default or a Potential Default.

                  (iv) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Company or any Subsidiary which, if determined adversely to the Company or any such Subsidiary, could have a material adverse effect on the financial condition, properties, profits, or operations of the Company or any such Subsidiary.

                  (v) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Company or any Subsidiary to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

                  (vi) BYLAWS AND ARTICLES. Promptly after any change in the Company's bylaws or articles of incorporation (or like documents), copies of all such changes, certified by the Company's Secretary.

                  (vii) COMPLIANCE CERTIFICATE. Together with each set of financial statements furnished to CoBank pursuant to Section 8(H) hereof, a certificate of an office or

Master Loan Agreement No. RIE089C                                            -6-


employee of the Company acceptable to CoBank setting forth calculations showing compliance with the financial covenants set forth in Section 10 hereof.

                  (viii) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of the Company or any Subsidiary as CoBank may from time to time reasonably request, including but not limited to copies of all pleadings, notices, and communications referred to in Subsections 8(H)(iv) and (v) above.

            (I) GUARANTEE AND RELATED DOCUMENTS. The Company agrees that on or before April 15, 2004, it will provide to CoBank the following items: (1) A guarantee of payment from Diamond Nut Company of California, Inc. in a form and with such content agreeable to CoBank in its sole discretion; and (2) certified board resolutions, evidence of incumbency, and other evidence as CoBank may require that the guarantee and al instruments and documents executed in connection therewith have been duly authorized and executed.

      SECTION 9. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not and, with respect to Subsections 9(B) through 9(G) hereof, will not permit is Subsidiaries to:

            (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to CoBank; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to other lenders maturing within one year of the date created, provided that not more than $35,000,000.00 of such debt is outstanding at any time and that the maximum amount of all shore term indebtedness that may be outstanding at any one time to such lenders and to CoBank, may not exceed $95,000,000.00; and (v) debt of the Company to other lenders or finance companies in an aggregate amount not to exceed $10,000,000.00.

            (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of CoBank; (ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialman, warehousemen, and like persons that secure obligations that are not past due; and (vi) easements, right-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.

Master Loan Agreement No. RIE089C                                            -7-


            (C) MERGERS, ACQUISITIONS, ETC. Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or from or create any new Subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture, provided, however, the Company may merge with any other company provided that (a) the Company or Diamond Foods, Inc. is the surviving corporation, (b) the consideration for such merger shall consist (i) solely of common stock, (ii) of cash, not to exceed $30,000,000.00, or (iii) a combination of cash and stock not to exceed $30,000,000.00, and (c) the merger will not result in a violation of any applicable financial covenants after giving effect to the merger.

            (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

            (E) LOANS. Lend or advance money, credit, on property to any person or entity, except for: (i) trade credit extended in the ordinary course of business; and (ii) loans on advances by the Company to its Subsidiaries.

            (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

            (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Company's present business activities or operations.

            (H) OPERATING LEASES. Create, incur, assume, or permit to exist any obligation as lessee under operating leases for the rental or hire of any real or personal property except railroad leases and except leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $3,500,000.00.

            (I) PAYMENTS TO MEMBERS. For any period in which the Company has grower members, make, directly or indirectly, any payment (in cash or kind) to any of its grower members unless, after giving effect thereto, the Company in the exercise of sound business judgment, reasonably believes that the Company will be able to make timely payment of all principal, interest or other obligation under the terms of this Agreement and any Supplements hereto.

      SECTION 10. FINANCIAL COVENANTS. Unless otherwise agreed to in writing, while this agreement is in effect:

            (A) WORKING CAPITAL. The Company and its consolidated Subsidiaries will have at the end of each fiscal quarter of the Company an excess of consolidated current assets

Master Loan Agreement No. RIE089C                                            -8-


over consolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $40,000,000.00.

            (B) NET WORTH. The Company and its consolidated Subsidiaries will have at the end of each fiscal quarter an excess of consolidated total assets over consolidated total liabilities (both as determined in accordance with GAAP consistently applied) of not less than $35,000,000.00. For purpose of calculating net worth under this Subsection 10(B), CoBank and the Company agree that Cumulative Recourse Offered Preferred Securities ("CROPS") will not be deemed liabilities.

            (C) LONG-TERM DEBT TO NET WORTH. The Company and its consolidated Subsidiaries will have a ratio of consolidated long-term debt (less the current portion thereof) to consolidated net worth (both as determined in accordance with GAAP consistently applied) of not more than: (i) .70 to 1 at the end of each fiscal quarter of the Company through the quarters ending July 31, 2005; and (ii) .65 to 1 at the end of each fiscal quarter thereafter. The definition of net worth for purposes of the Section 10(C), shall be as modified by the last sentence of Section 10(B) above.

      SECTION 11. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this agreement:

            (A) PAYMENT DEFAULT. The Company should fail to make any payment to, or to purchase any equity in, CoBank when due.

            (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed made by the Company herein or in any Supplement, application, agreement, certificate, or other document related to or furnished in connection with this agreement or any Supplement shall prove to have been false or misleading in any material respect on or as of the date made or deemed made.

            (C) CERTAIN AFFIRMATIVE COVENANTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with Sections 8(A) through 8(H)(ii), 8(H)(vi), 8(H)(vii), 8(J) or any reporting covenant set forth in any Supplement hereto, and such failure continues for 15 days after written notice thereof shall have been delivered by CoBank to the Company.

            (D) OTHER COVENANTS AND AGREEMENTS. The Company or, to the extent required hereunder, any Subsidiary should fail to perform or comply with any other covenant or agreement continued herein or in any other Loan Document or shall use the proceeds of any loan for an unauthorized purpose.

            (E) CROSS-DEFAULT. The Company should, after any applicable grace period, breach or be in default under the terms of any other agreement between the Company and CoBank.

            (F) OTHER INDEBTEDNESS. The Company or any Subsidiary should fail to pay when due any material indebtedness to any other person or entity for borrowed money or any

Master Loan Agreement No. RIE089C                                            -9-


long-term obligation for the deferred purchase price of property (including any capitalized lease), or any other event occurs which, under any agreement or instrument relating to such indebtedness or obligation, has the effect of accelerating or permitting the acceleration of such indebtedness or obligation, whether or not such indebtedness or obligation is actually accelerated or the right to accelerate is conditioned on the giving of notice, the passage of time, or otherwise.

            (G) JUDGMENTS. A judgment, decree, or order for the payment of money shall be rendered against the Company or any Subsidiary and either: (i) enforcement proceedings shall have been commenced; (ii) a Lien prohibited under
Section 9(B) hereof shall have been obtained; or (iii) such judgment, decree, order shall continue unsatisfied and in effect for a period of 20 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

            (H) INSOLVENCY, ETC. The Company or any Subsidiary shall: (i) become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they come due; or (ii) suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) apply for, consent to, or acquiesce in the appoint of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation Law of any jurisdiction.

            (I) MATERIAL ADVERSE CHANGE. Any material adverse change occurs, as reasonably determined by CoBank, in the Company's financial condition, results of operations, or ability to perform its obligations hereunder or under any instrument or document contemplated hereby.

            (J) GUARANTEES, ETC. Any guarantee, suretyship, subordination agreement, maintenance agreement, or other agreement furnished in connection with the Company's obligations hereunder and under any Supplement (including the Continuing Guarantee of Diamond Nut Company of California, Inc. dated February 23, 2004) shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, surety or other maker thereof (the "Guarantor"), or the Guarantor shall deny any further liability or obligation thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the Guarantor shall breach or be in default under the terms of any other agreement with CoBank (including any loan agreement or security agreement), or a default set forth in Subsections (F) through (I) hereof shall occur with respect to the Guarantor.

      SECTION 12. REMEDIES. Upon the occurrence and during the continuance of an Event of Default or any Potential Default, CoBank shall have no obligation to continue to extend credit to the Company and may discontinue doing so at any time without prior notice. For all purposes hereof, the term "Potential Default" means the occurrence of any event which, with the passage of time or the giving of notice or both would become an Event of Default. In addition, upon the occurrence and during the continuance of any Event of Default, CoBank may, upon notice to the Company, terminate any commitment and declare the entire unpaid principal balance of the loans, all accrued interest thereon, and all other amounts payable under this agreement, all

Master Loan Agreement No. RIE089C                                           -10-


Supplements, and the other Loan Documents to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the loans and all such other amounts shall become immediately due and payable, without protest, presentation, demand, or further notice of any kind, all of which are hereby expressly waived by the Company. In addition, upon such an acceleration:

            (A) ENFORCEMENT. CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by this agreement, any other Loan Document or under Law. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude any other or future exercise thereof, or the exercise of any other right. Without limiting the foregoing, CoBank may hold and/or set off and apply against the Company's obligations to CoBank the proceeds of any equity in CoBank, any cash collateral held by CoBank, or any balances held by CoBank for the Company's account (whether or not such balances are then due).

            (B) APPLICATION OF FUNDS. CoBank may apply all payments received by it to the Company's obligations to CoBank in such order and manner as CoBank may elect in its sole discretion.

In addition to the rights and remedies set forth above: (i) if the Company fails to purchase any equity in CoBank when required or fails to make any payment to CoBank when due, then at CoBank's option in each instance, such payment shall bear interest from the date due to the date paid at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan; (and
(ii) after the maturity of any loan (whether as a result of acceleration or otherwise), the unpaid principal balance of such loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at 4% per annum in excess of the rate(s) of interest that would otherwise be in effect on that loan. All interest provided for herein shall be payable on demand and shall be calculated on the basis of a year consisting of 360 days.

      SECTION 13. BROKEN FUNDING SURCHARGE. Notwithstanding any provision contained in any Supplement giving the Company the right to repay any loan prior to the date it would otherwise be due any payable, the Company agrees to provide three Business Days' prior written notice for any prepayment of a fixed rate balance and that in the event it repays any fixed rate balance prior to its scheduled due date or prior to the last day of the fixed rate period applicable thereto (whether such payment is made voluntarily, as a result of an acceleration, or otherwise), the Company will pay to CoBank a surcharge in an amount equal to the greater of: (i) an amount which would result in CoBank being made whole (on a present value basis) for the actual or inputted funding losses incurred by CoBank as a result thereof; or (ii) $300.00. Notwithstanding the foregoing, in the event any fixed rate balance is repaid as a result of the Company refinancing the loan with another lender or by other means, than in lieu of the foregoing, the Company shall pay to CoBank a surcharge in an amount sufficient (on a present value basis) to enable CoBank to maintain the yield it would have earned during the fixed rate period on the amount repaid. Such surcharges will be calculated in accordance with methodology established by CoBank (a copy of which will be made available to the Company upon request).

Master Loan Agreement No. RIE089C                                           -11-

      SECTION 14. COMPLETE AGREEMENT, AMENDMENTS. This agreement, all Supplements, and all other instruments and documents contemplated hereby and thereby, are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure by the Company herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event this agreement is amended or restated, each such amendment or restatement shall be applicable to all Supplements hereto.

      SECTION 15. OTHER TYPES OF CREDIT. From time to time, CoBank may issue letters of credit or extend other types of credit to or for the account of the Company. In the event the parties desire to do so under the terms of this agreement, such extensions of credit may be set forth in any Supplement hereto and this agreement shall be applicable thereto.

      SECTION 16. APPLICABLE LAW. Except to the extent governed by applicable federal law, this agreement and each Supplement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.

      SECTION 17. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or three days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                If to the Company, as follows:

For general correspondence purposes:     Diamond Walnut Growers, Inc.
P.O. Box 5110                            P.O. Box 1727
Denver, Colorado  80217-5110             Stockton, California  95201-1727

For direct delivery purposes, when
desired:
5500 South Quebec Street
Greenwood Village, Colorado  80111-1914

Attention:  Credit Information Services  Attention:  Vice President/CFO
Fax No.:  (303) 224-6101                 Fax No.:  (209) 467-6788

      SECTION 18. TAXES AND EXPENSES. To the extent allowed by law, the Company agrees to pay all reasonable out-of-pocket costs and expenses (including the fees and expenses of counsel retained or employed by CoBank) incurred by CoBank and any participants from CoBank in connection with the origination, administration, collection, and enforcement of this agreement and the other Loan Documents, including, without limitation, all costs and expenses incurred in perfecting, maintaining, determining the priority of, and releasing any security for the Company's obligations to: CoBank, and any stamp, intangible, transfer, or like tax payable in connection with this agreement or any other Loan Document.

Master Loan Agreement No. RIE089C                                           -12-


      SECTION 19. EFFECTIVENESS AND SEVERABILITY. This agreement shall continue in effect until: (i) all indebtedness and obligations of the Company under this agreement, all Supplements, and all other Loan Documents shall have been paid or satisfied; (ii) CoBank has no commitments to extend credit to or for the account of the Company under any Supplement; and (iii) either party sends written notice to the other terminating this agreement. Any provision of this agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

      SECTION 20. SUCCESSORS AND ASSIGNS. This agreement, each Supplement, and the other Loan Documents shall be binding upon and inure to the benefit of the Company and CoBank and their respective successors and assigns, except that the Company may not assign or transfer its rights or obligations under this agreement, any Supplement or any other Loan Document without the prior written consent of CoBank.

      SECTION 21. PARTICIPATIONS, ETC. From time to time, CoBank may sell to one or more banks, financial institutions or other lenders a participation in one or more of the loans or other extensions of credit made pursuant to this agreement. However, no such participation shall relieve CoBank of any commitment made to the Company under any Supplement hereto. In connection with the foregoing, CoBank may disclose information concerning the Company and its Subsidiaries to any participant or prospective participant, provided that such participant or prospective participant agrees to keep such information confidential. CoBank agrees that all Loans that are made by CoBank and that are retained for its own account and are not included in a sale of participation interest shall be entitled to patronage distributions in accordance with the bylaws of CoBank and its practices and procedures related to patronage distribution. Accordingly, all Loans that are included in a sale of participation interest shall not be entitled to patronage distributions. A sale of participation interest may include certain voting rights of the participants regarding the loans hereunder (including without limitation the administration, servicing and enforcement thereof). CoBank agrees to give written notification to the Company of any sale of participation interests.

      SECTION 22. FOREIGN EXCHANGE. At the Company's request, CoBank may, but shall not be obligated to, purchase from and sell to the Company foreign currency in such amounts and with such settlement dates (including dates extending beyond the term of the Commitment) as may be agreeable to CoBank in its sole discretion in each instance (a "FX Transaction"). Each FX Transaction shall be evidence by such documentation as CoBank and the Company may agree and shall reduce the amount available under the Commitment by 20% of the face amount of the FX Transaction. If on any settlement date, the Company fails to remit sufficient funds to CoBank to meet its obligations, the Company shall be deemed to have requested a loan (in the U.S. dollar equivalent) from CoBank bearing interest at the variable rate option, as of the settlement date, the proceeds of which shall be used to pay such obligations. Such requested loan shall only be made upon approval of CoBank in its sole discretion in each instance. If such loan is not made by CoBank for any reason, the unpaid amount of such obligations (together with any damages incurred by CoBank) shall be and remain immediately due and payable to CoBank and shall bear interest until paid at the variable rate option plus 4% per annum.

Master Loan Agreement No. RIE089C                                           -13-


      IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                               DIAMOND WALNUT GROWERS, INC.

By: /s/ Janice Haines                     By: /s/ Matt Connors
    --------------------------------          --------------------------------

Title: Ass't Corporate Secretary          Title: Vice President - Controller
       -----------------------------             -----------------------------